EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. 1350)

The undersigned executive officer of ESB Financial Corporation (the “Registrant”) hereby certifies that the Registrant’s Form 10-K for the year ended December 31, 2005 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained therein fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	/s/ Charlotte A. Zuschlag
Charlotte A. Zuschlag
President and Chief Executive Officer

Date: March 13, 2006

Note: A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to ESB Financial Corporation and will be retained by ESB Financial Corporation and furnished to the Securities and Exchange Commission or its staff upon request.